Exhibit 10.18

                             SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------

Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211




                                 January 8, 2003


QMed, Inc.
25 Christopher Way
Eatontown, NJ  07724

         Attn:    William Schmitt, CFO

         Re:      Monthly Retainer Agreement

Dear Mr. Schmitt:

         This letter, subject to the Audit Committee's approval as described in
Section 7, below, confirms the agreement of QMed, Inc. (the "Company") to retain this firm to provide certain recurring legal services described below.

1.       MONTHLY RETAINER.

         The Company will pay us a monthly retainer fee of $7,000, which will be applied toward the legal services described more specifically in paragraph 2 to be rendered during the following month. Out-of-pocket expenses will be reimbursed in full separately as provided in paragraph 4. The Company understands and agrees that this monthly retainer fee represents 1/12th of the estimated legal fees (based on our established hourly rates) that the Company would incur for such services to be provided during an entire year from December 1, 2002 to November 30, 2003, consisting primarily of an ordinary cycle of periodic filings with the Securities and Exchange Commission and related matters, and that this arrangement requires us to allocate resources to the Company's account and possibly to forego the representation of other clients in order to be available to serve the Company's recurring need for these legal services. Accordingly, the Company agrees that:

(a) the monthly retainer fee of $7,000 will be paid within the first 5 business days of each month by wire transfer to the account designated on Schedule A;

(b)      no portion of the monthly retainer fee will be refunded to the Company;

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QMed, Inc.
January 8, 2003
Page 2


(c) in the event the Company terminates our relationship before November 30, 2003, the Company agrees that our fees for legal services will be the greater of the sum of the monthly retainer fees billed during the months in which we actually provided legal services to the Company or the full amount of our attorneys' normal hourly charges to the date of such termination;

(d) We will provide the Company a monthly report of actual time spent on its matters and will review the monthly rate with the Company mid-year to determine whether the monthly retainer should be adjusted prospectively.

2.       SERVICES COVERED BY THE MONTHLY RETAINER.

         The following services will be performed for the Company and, subject to paragraph 1(d) above, or our subsequent agreement to the contrary, the agreed fee for these services will be the monthly retainer fee:

(a) Review, preparation and filing of proxy statements and regular periodic reports (Forms 10-K and 10-Q) with the Securities and Exchange commission and the preparation and filing of reports on Form 8-K other than with respect to the acquisition or disposition of assets or other extraordinary transactions;

(b) Preparation of consents and minutes for the annual meetings of directors and shareholders and the appointment of officers;

(c) Development and implementation of a Section 16 compliance program (relative to the filing of Forms 3, 4 and 5);

(d) Coordination and attendance of meetings of the Company's Board of Directors, committees thereof, and shareholders and the review and maintenance of the minutes of such meetings;

(e) Review, advise and assist the Company in developing policies and procedures in response to regulatory requirements arising under the Sarbanes Oxley Act of 2002, including:

         (i)      officer and director loan policies;

         (ii)     review of periodic reports;

         (iii)    code of ethics and corporate conduct;

         (iv)     officer certifications; and

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QMed, Inc.
January 8, 2003
Page 3


         (v) forming and maintenance of appropriate committees of the board of directors.

(f) Coordination of the Company's equity compensation arrangements including its stock option plans;

(g)      Review of all press releases;

(h) Rendering routine legal opinions in connection with the transfer of outstanding securities; and

(i) Telephone consultations concerning procedures and requirements under federal and state securities laws, ordinary business and commercial credit (but not material financing) transactions, shareholder relations and general corporate activities.

         We wish to encourage you to consult with us by telephone whenever a question of a legal nature arises without concern that the Company will incur liability for additional legal fees and thus will try to include such consultations within the monthly retainer fee to the greatest extent reasonably possible. If requested by you, we will attend senior executive staff meetings at the Company's executive office once each month to facilitate the flow of information.

3.       SERVICES NOT COVERED BY THE MONTHLY RETAINER AND SUBJECT TO HOURLY
         BILLING.

         Unless we agree in writing to the contrary, we will bill you for all services which are not set forth in paragraph 2 in accordance with our customary billing practices. Although it is impossible to describe each type of service which will not be covered by the monthly retainer fee, the following examples are illustrative:

(a) Business combinations, reorganizations or acquisitions or dispositions of assets;

(b) Public or private offerings of securities, significant bank credit facilities and other material financing transactions;

(c)      Litigation or arbitration;

(d)      Tax advice;

(e)      Implementation or revision of employee benefit plans;

(f)      Extraordinary shareholders' meetings; and

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QMed, Inc.
January 8, 2003
Page 4


(g)      Delivery of written legal opinions, except as set forth above.

         It is understood that initial consultations regarding the matters described in this paragraph 3 will be considered covered by the monthly retainer fee unless and until we must devote substantial time and attention to the matter in the form of meetings, legal research or the preparation or review of substantive legal documents such as memoranda, letters of intent, agreement or pleadings.

4.       REIMBURSEMENT OF EXPENSES.

         The Company will reimburse us for all out-of-pocket expenses incurred in the course of performing legal services. These expenses may include, but are not necessarily limited to, charges for photocopies, telecopies, long distance telephone calls, computerized legal research, attorney travel and overtime expenses, secretarial overtime and related expenses, postage, courier services, court filing and witness fees and court reporter and deposition transcript expenses. Reimbursable expenses ordinarily will be billed along with our fees, although for larger amounts, we may ask the Company to advance the expenses to us or pay them directly to the third-party supplier. Because there is often a delay in receiving invoices from third-party suppliers until after the time we submit a bill, we will either issue a supplemental bill for these miscellaneous items or estimate them in our final bill.

5.       BILLING.

         We will bill the Company monthly for our fees and expenses and, except as otherwise set forth herein, payment will be made by the Company within 30 days after receipt of our bills. Payments received will first be applied to legal fees and then to expenses.

6.       LATE FEES.

         Amounts past due more than 60 days will incur a late charge of 1% per month of the total balance. Late charges will continue to accrue at the same rate on any unpaid balance during any collection effort until the entire bill is paid in full, whether before or after judgment. The firm shall be entitled to recover reasonable attorneys' fees, costs and expenses in connection with any efforts to collect unpaid balances.

7.       APPROVAL AND EFFECTIVE DATE.

         The financial terms of this agreement are subject to the review and approval of the Audit Committee of the Company's Board of Directors. The proposal will be submitted to such committee at its next regular meeting (but not later than February 28, 2003) with the favorable recommendation of the

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QMed, Inc.
January 8, 2003
Page 5



Company's management. The $3,000 per month increase from our current monthly retainer included in this proposal, will be effective retroactive to November 1, 2002 and the difference of $3,000 per month commencing December 1, 2002 ($9,000) so earned will be, if approved, paid within 5 days of approval by the Audit Committee.

         Please call me if you have any questions about the terms of this letter agreement. If the terms of this letter agreement are acceptable to you, please signify the Company's agreement to retain this firm on those terms by signing the enclosed copy of this letter in the space provided below and returning it to me. We are pleased to have the opportunity to be of continuing service to the Company and look forward to working with you.

                                                        Very truly yours,

                                                        /s/ Herbert H. Sommer
                                                       -------------------------
                                                        Herbert H. Sommer

HHS/md
Enclosure
cc:  Michael W. Cox


ACCEPTED AND AGREED TO:

QMED, INC.


By:  /s/ William Schmitt
    ------------------------------
     William Schmitt, CFO


Dated:   February 10, 2003